FOR IMMEDIATE RELEASE
McCormick Holds 2017 Investor Day
Company Outlines Key Growth Initiatives and Long-Term Financial Outlook
SPARKS, Md., APRIL 4, 2017 - McCormick & Company, Incorporated (NYSE:MKC), a global leader in flavor, today will host its investor day titled “Winning Flavor.” Lawrence Kurzius, Chairman, President and CEO, and other McCormick executives will discuss plans to drive continued growth in sales, profit and cash. The company will also outline its long-term growth program and highlight its business outlook for 2019.
Expectations for 2019 include:

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Increased sales and higher profit: McCormick reaffirmed its long-term constant currency objectives for annual sales growth of 4% to 6%, as well as an increase in earnings per share of 9% to 11%. The company expects to reach at least $5 billion in annual net sales. McCormick’s growth agenda includes acquisitions that will extend a strong, disciplined track record of adding value-enhancing businesses in its consumer and industrial segments.

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Enhanced efficiency and greater scale: McCormick expects to achieve annual cost savings of $400 million between 2016 and 2019. As part of McCormick’s Comprehensive Continuous Improvement program, the company has broadened its focus to include all operations and functions. To support its projected growth, the company has embarked on a McCormick Global Enablement initiative to evaluate the processes, capabilities and operating model it will need as a larger scale business.

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Continued innovation: McCormick is driven to innovate across all aspects of the business, with 1) new product platforms; 2) greater use of technology in product development, with tools such as computational creativity and outcomes like more sustainable packaging; 3) digital marketing and e-commerce that include industry-leading insight, content and connections; 4) new ways of working through faster decisions, greater accountability and more actionable insights.

“McCormick is a global leader in flavor – a growing and advantaged platform,” said Mr. Kurzius. “We are continuing to capitalize on the global and growing consumer interest in healthy, flavorful eating, the source and quality of ingredients, and sustainable and socially responsible practices. Across both our consumer and industrial segments, we are executing on strategies to drive exceptional growth, and to convert that growth to higher profit and strong cash flow. Our steadfast focus on growth, performance and people is at the foundation of our success and we believe McCormick continues to be a compelling investment.”
Forward-looking Information
Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” "intend," “believe” and “plan.” These statements may relate to: the expected results of operations of businesses acquired by the company, the expected impact of raw material costs and pricing actions on the company's results of operations and gross margins, the expected productivity and working capital improvements, expectations regarding growth potential in various geographies and markets, expected trends in net sales and earnings performance and other financial measures, the expectations of pension and postretirement plan contributions and anticipated charges associated with such plans, the holding period and market risks associated with financial instruments, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the ability to issue additional debt or equity securities and expectations regarding purchasing shares of McCormick's common stock under the existing repurchase authorization.
These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: damage to the company's reputation or brand name; loss of brand relevance; increased private label use; product quality, labeling, or safety concerns; negative publicity about our products; business interruptions due to natural disasters or unexpected events; actions by, and the financial condition of, competitors and customers; the company's inability to achieve expected and/or needed cost savings or margin improvements; negative employee relations; the lack of successful acquisition and integration of new businesses; issues affecting the company's supply chain and raw materials, including fluctuations in the cost and availability of raw and packaging materials; government regulation, and changes in legal and regulatory requirements and enforcement practices; global economic and financial conditions generally, including the availability of financing, and interest and inflation rates; the investment return on retirement plan assets, and the costs associated with pension obligations; foreign currency fluctuations; the stability of credit and capital markets; risks associated with the company's information technology systems, the threat of data breaches and cyber attacks; fundamental changes in tax laws; volatility in our effective tax rate; climate change; infringement of intellectual property rights, and those of customers; litigation, legal and administrative proceedings; and other risks described in the company's filings with the Securities and Exchange Commission.
Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Live Webcast
As previously announced, McCormick will have a live webcast of the investor conference beginning today at 1:30pm Eastern time. Go to ir.mccormick.com and follow directions to listen to the call and access the accompanying presentation materials. A replay of the presentation, available following the event, past press releases and additional information can be found at this website address.
About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With $4.4 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses. Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings Passion to Flavor™.
For more information, visit www.mccormickcorporation.com.

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For information contact:
Investor Relations:
Kasey Jenkins (410) 771-7140 or kasey_jenkins@mccormick.com
Joyce Brooks (410) 771-7244 or joyce_brooks@mccormick.com
Corporate Communications:
Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com